As filed with the Securities and Exchange Commission on November 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0365889
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121-1121

(858) 202-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harry Stylli

President and Chief Executive Officer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121-1121

(858) 202-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

D. Bradley Peck, Esq. J. Patrick Loofbourrow, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121-9109 Telephone: (858) 550-6000	Clarke W. Neumann, Esq. Vice President and General Counsel Sequenom, Inc. 3595 John Hopkins Court San Diego, California 92121-1121 Telephone: (858) 202-9000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share	3,383,335	$8.69	$29,401,181	$903

(1)	This registration statement relates to the resale by the selling stockholders named herein of up to 3,383,335 shares of common stock, par value $0.001 per share, of the Registrant that were acquired by the selling stockholders in a private placement that closed in October 2007.

(2)	Based upon the estimated maximum number of shares of common stock that may be sold by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the Registrant’s common stock as may hereafter be issued or issuable with respect to the shares registered hereby as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on November 1, 2007, as reported on the NASDAQ Global Market, which was $8.69.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2007

PROSPECTUS

3,383,335 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 3,383,335 shares of our common stock, $0.001 par value per share, held by the selling stockholders listed on pages 5-8 of this prospectus. The selling stockholders acquired the common stock from us in a private placement that closed in October 2007 and is more fully described on pages 5-8 of this prospectus under “Selling Stockholders.”

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is traded on the NASDAQ Global Market under the symbol “SQNM.” The last reported sale price of our common stock on November 2, 2007 was $8.91 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2007

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

SEQUENOM®, SpectroCHIP®, and MassARRAY® are registered trademarks and iPLEX™ is a trademark of SEQUENOM, Inc.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus, the financial statements and related notes and other information incorporated by reference in this prospectus and any prospectus supplement, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” on page 12, before making an investment decision. Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus or in any prospectus supplement, we mean Sequenom, Inc., unless the context indicates otherwise.

Sequenom, Inc.

Overview

We are a genetics company committed to providing genetic analysis products and services that translate genomic science into superior solutions for biomedical research, agricultural, molecular medicine applications and diagnostic applications including non-invasive prenatal diagnostics. Our proprietary MassARRAY system, comprised of hardware, software applications, consumable chips and reagents, is a high performance nucleic acid analysis platform that quantitatively and precisely measures genetic target material and variations therein. In late 2005, we launched our services business, which provides genetic analysis services to customers as a complement and as an alternative to our systems product offerings. Our research and development efforts are committed to producing new and improved components and applications for our MassARRAY system that will deliver greater system versatility and also reduce the cost per data point generated. Our research and development efforts are also directed to the development of diagnostic tests, particularly non-invasive prenatal diagnostics, for use on the MassARRAY system and other platforms.

We derive revenue primarily from sales of our MassARRAY hardware, software and consumable products. Our standard MassARRAY system combines four basic components:

•	proprietary analytical reaction technology and sample preparation and dispensing hardware to prepare DNA for analysis;

•	a coated silicon chip known as the SpectroCHIP bioarray;

•	a mass spectrometer, which uses an established analytical method that we have adapted for DNA analysis; and

•	bioinformatics software that records, calculates, and reports the data generated by the mass spectrometer.

Each of these components contributes to a high level of performance in terms of speed, accuracy, and cost efficiency. We have been selling MassARRAY products since 2000.

Our MassARRAY technology is accepted as a leading high-performance DNA analysis system for the fine mapping genotyping market. Our customers include clinical research laboratories, biotechnology companies, academic institutions and government agencies. To maximize market penetration and provide customer support for our expanding user base, we have established direct sales and support personnel serving North America, Europe, India and Asia, in addition to regional distribution partners in France, Israel, Japan, South Korea, New Zealand, Singapore, Taiwan, and Turkey.

Company Information

We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121, and our telephone number at that address is (858) 202-9000. Our website address is www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

The Offering

Common stock to be offered by the selling stockholders	3,383,335 shares

Common stock outstanding as of October 31, 2007	44,257,744 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	SQNM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, or SEC, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21 E of the Exchange Act and may include, but are not limited to, statements concerning our possible or assumed future results of operations, business strategies, capital requirements and financing plans, competitive position, industry environment, potential growth opportunities, the progress of our research and development programs, receipt of regulatory clearances and approvals, the effects of future regulation and the effects of competition.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 3,383,335 shares of our common stock that we issued and sold for an aggregate purchase price of approximately $30.5 million to the selling stockholders identified below pursuant to separate purchase agreements, each dated as of October 25, 2007, by and between us and each of the selling stockholders. We are registering these shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”

The table below, including the footnotes, presents information regarding the selling stockholders and the shares of our common stock that were sold to the selling stockholders under the purchase agreements and that the selling stockholders may offer and sell from time to time under this prospectus. Except as set forth below, none of the selling stockholders nor any of their respective affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years.

This table and the accompanying footnotes are prepared based in part on information supplied to us beginning on October 26, 2007 by the selling stockholders. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder and its affiliates may offer under this prospectus. The table and footnotes assume that the selling stockholders will sell all of such shares. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Selling Stockholders	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Capital Ventures International (2)	300,000	*	300,000	—	—
Funds affiliated with Davidson Kempner Capital Management LLC (3)	4,034,713	9.1%	300,000	3,734,713	8.4%
Enable Growth Partners LP and its affiliates (4)	230,000	*	230,000	—	—
Funds affiliated with Evergreen Investment Management Co., LLC (5)	250,000	*	250,000	—	—
Fort Mason Master, L.P. and its affiliate (6)	333,335	*	333,335	—	—
Highbridge International LLC (7)	180,000	*	155,000	25,000	*
Hudson Bay Fund LP and its affiliate (8)	450,000	1.0%	450,000	—	—
Iroquois Master Fund Ltd. (9)	165,000	*	165,000	—	—
Gotham Makker	800,000	1.8%	150,000	650,000	1.5%
Funds affiliated with MFC Global Investment Management (U.S.), LLC (10)	450,000	1.0%	450,000	—	—
Steelhead Investments Ltd. (11)	300,000	*	300,000	—	—
UBS O’Connor LLC f/b/o O’Connor Pipes Corporate Strategies Master Ltd. (12)	300,000	*	300,000	—	—

*	Less than 1%.

(1)	Percentages are based on 44,257,744 shares of our common stock that were outstanding on October 31, 2007.

(2)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of these shares and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., also has investment discretion and voting power over the shares held by Capital Ventures International and may be deemed to be the beneficial owner of these shares. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(3)	These shares are held by affiliates of Davidson Kempner Capital Management LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
M.H. Davidson & Co.	16,139	*	1,200	14,939	*
Davidson Kempner Healthcare Fund LP	1,243,870	2.8%	93,000	1,150,870	2.6%
Davidson Kempner Healthcare International Ltd.	1,793,136	4.1%	133,200	1,659,936	3.8%
Davidson Kempner International, Ltd.	536,030	1.2%	39,600	496,430	1.1%
Davidson Kempner Institutional Partners, L.P.	281,041	*	21,000	260,041	*
Davidson Kempner Partners	156,427	*	11,400	145,027	*
Serena Limited	8,070	*	600	7,470	*

Messrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman (collectively, the “Principals”), are the general partners of M.H. Davidson & Co. and MHD Management Co. (“MHD”), the general partner of Davidson Kempner Partners, the sole managing members of Davidson Kempner International Advisors, L.L.C. (“DKIA”), the investment manager of each of Davidson Kempner International, Ltd. and Serena Ltd., the sole stockholders of Davidson Kempner Advisors Inc. (“DKAI”), the general partner of Davidson Kempner Institutional Partners, L.P., the managing members of DK Group LLC (“DKG”), the general partner of Davidson Kempner Healthcare Fund LP, and the limited partners of DK Management Partners LP (“DKMP”), the investment manager of Davidson Kempner Healthcare International Ltd. Each of the Principals, MHD, DKIA, DKAI, DKG and DKMP disclaim all beneficial ownership as affiliates of a registered investment advisor, and, in any case, disclaim all beneficial ownership except as to the extent of their pecuniary interest in the shares.

(4)	These shares are held by Enable Growth Partners LP and its affiliates as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Enable Growth Partners LP	195,500	*	195,500	—	—
Enable Opportunity Partners LP	23,000	*	23,000	—	—
Pierce Diversified Strategy Master Fund LLC, Ena	11,500	*	11,500	—	—

(5)	These shares are held by affiliates of Evergreen Investment Management Co., LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Hare & Co. f/b/o IDEX Healthcare Fund	100,200	*	100,200	—	—
Hare & Co. f/b/o ING Healthcare Fund	61,200	*	61,200	—	—
Scallopstorm & Co. f/b/o Evergreen Healthcare Fund	88,600	*	88,600	—	—

Robert Junkin, Portfolio Manager at Evergreen Investment Management Co, LLC, advisor to these selling stockholders, has voting and investment control over shares held by these selling stockholders and may be deemed to be the beneficial owner of these shares. Each of Mr. Junkin and Evergreen Investment Management Co., LLC disclaims beneficial ownership of these shares.

(6)	These shares are held as follows by the affiliates of Fort Mason Master, L.P. set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Fort Mason Master, L.P.	313,035	*	313,035	—	—
Fort Mason Partners, L.P.	20,300	*	20,300	—	—

Fort Mason Capital, LLC serves as the general partner of each of the selling stockholder set forth above and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC and also may be deemed to be the beneficial owner of these shares. Fort Mason Capital, LLC and Mr. German each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC and may be deemed to be the beneficial owner of these shares. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC and may be deemed to be the beneficial owners of these shares. Each of Highbridge Capital Management, LLC, Mr. Dubin and Mr. Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(8)	These shares are held by Hudson Bay Fund LP and its affiliate as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Hudson Bay Fund LP	193,500	*	193,500	—	—
Hudson Bay Overseas Fund LTD.	256,500	*	256,500	—	—

Sander Gerber, Yoav Roth and John Doscas share voting and investment power over these shares and may be deemed to be the beneficial owners of these shares. Each of Mr. Gerber, Mr. Roth and Mr. Doscas disclaims beneficial ownership of these shares.

(9)	Joshua Silverman has voting and interest control over these shares. Mr. Silverman disclaims beneficial ownership of these shares.

(10)	These shares are held by the affiliates of MFC Global Investment Management (U.S.), LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
BELIE 7 CO. f/b/o John Hancock Trust Emerging Growth Trust	12,876	*	12,876	—	—
CANALSIDE & CO. f/b/o John Hancock Funds II Emerging Growth Fund	91,180	*	91,180	—	—
Hare & Co. f/b/o John Hancock Small Cap Equity Fund	345,944	*	345,944	—	—

Robert P. Shea is the Portfolio Manager of each of these selling stockholders and an employee of MFC Global Investment Management (U.S.), LLC, the subadviser to these selling stockholders. Each of Mr. Shea and such subadviser has voting and investment power over these shares and may be deemed to be the beneficial owner of these shares.

(11)	HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over these shares pursuant to an Investment Management Agreement between HBK Investments L.P. and the selling stockholder, and may be deemed to be the beneficial owner of these shares. HBK Investments L.P. has delegated discretion to vote and dispose of the shares to HBK Services LLC, which may also be deemed to be the beneficial owner of these shares. The following individuals may be deemed to have control over HBK Investments L.P. and may be deemed to be the beneficial owners of these shares: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz and William E. Rose.

(12)	O’Connor PIPES Corporate Stategies Master Limited is the selling stockholder of these shares and is a fund which cedes investment control to UBS O’Connor LLC, its Investment Manager. The Investment Manager makes all of the investment and voting decisions with respect to these shares. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG which is listed on the New York Stock Exchange and an affiliate of UBS Securities LLC, which acted as a joint-lead placement agent for us in the offer and sale of shares of our common stock to the selling stockholders in October 2007.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After the registration statement of which this prospectus is a part has been declared effective by the SEC, the selling stockholders may sell the shares of common stock using one or more, or a combination of the following methods:

•	on the NASDAQ Global Market (or any other exchange on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions provided the selling stockholders have met their prospectus delivery obligations at the time of the short sale. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers or other financial institutions that may in turn sell these shares under this prospectus as supplemented. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or at prices set in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

To the extent that any selling stockholder or any underwriter, broker-dealer or agent that participates in the sale of the shares of common stock or interests therein by a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, any discount, commission, concession or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. To our knowledge, none of the selling stockholder writers is an “underwriter” with respect to the shares being offered hereby; however, in the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

We will bear all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed with each selling stockholder to keep the registration statement of which this prospectus constitutes a part effective with respect to its shares of our common stock until the earlier of (1) the second anniversary of the date the registration statement becomes effective, (2) the date on which all shares purchased from us by such selling stockholders are sold pursuant to the registration statement, or (3) the date on which all shares purchased from us by such selling stockholders become eligible for resale by non-affiliates of ours pursuant to Rule 144(k) promulgated under the Securities Act (or any rule of similar effect).

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007, as amended by Form 10-K/A, filed with the SEC on April 23, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, filed with the SEC on May 15, 2007 and August 13, 2007, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2007, January 29, 2007, February 20, 2007, April 6, 2007, April 25, 2007, June 26, 2007, July 9, 2007, July 13, 2007, October 16, 2007, October 26, 2007 and November 1, 2007;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. You should direct any written or oral requests for any of the foregoing documents to:

Investor Relations

Sequenom, Inc.

3595 Johns Hopkins Court

San Diego, California 92121

(858) 202-9000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$903
Legal fees and expenses	30,000
Accounting fees and expenses	50,000
Printing and miscellaneous	5,000

Total	$85,903

Item 15. Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our certificate of incorporation and bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.2	Restated Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 5, 2007.

SEQUENOM, INC.

By:	/s/ Harry Stylli
Harry Stylli, Ph.D.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Stylli, Paul W. Hawran and Clarke W. Neumann, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Harry Stylli Harry Stylli, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2007

/s/ Paul W. Hawran Paul W. Hawran	Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2007

/s/ Charles R. Cantor Charles R. Cantor, Ph.D.	Chief Scientific Officer and Director	November 5, 2007

/s/ Harry F. Hixson Harry F. Hixson, Jr., Ph.D.	Chairman of the Board of Directors	November 5, 2007

/s/ Ernst-Gunter Afting Ernst-Gunter Afting, Ph.D., M.D.	Director	November 5, 2007

/s/ John A. Fazio John A. Fazio	Director	November 5, 2007

/s/ Richard A. Lerner Richard A. Lerner, M.D.	Director	November 5, 2007

Ronald M. Lindsay, Ph.D.	Director	November 5, 2007

/s/ Kathleen M. Wiltsey Kathleen M. Wiltsey	Director	November 5, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.2	Restated Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).